Exhibit 10.1
CAESARS ENTERTAINMENT, INC. SECOND AMENDED AND RESTATED
2015 EQUITY INCENTIVE PLAN

CAESARS ENTERTAINMENT, INC.
SECOND AMENDED AND RESTATED
2015 EQUITY INCENTIVE PLAN
Section 1.Purpose. The purposes of this Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan are to promote the interests of Caesars Entertainment, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.
Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.
“Board” shall mean the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.
“Change in Control” shall mean the occurrence of any of the following events:

(a)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or
(b)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such transaction; or

(d)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.
“Company” shall mean Caesars Entertainment, Inc., together with any successor thereto.
“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.
“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.
“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the

Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.
“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For the avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.
“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Performance Criteria” shall mean the measurable criterion or criteria (and adjustments) that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria that may be used to establish the Performance Goal(s) for any performance-based Awards may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, but not limited to, the following: return on net assets; pretax income before allocation of corporate overhead and bonus; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); net income (either before or after taxes) or adjusted net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on capital or invested capital; gross or net sales or revenue or sales or revenue growth; profit margin; earnings or loss per share or adjusted earnings or loss per share; net earnings; operating earnings; cash flow (including operating cash flow and free cash flow or cash flow return on capital); attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); total stockholder return; expenses; return on sales; enterprise value; equity market capitalization; economic value or economic value-added models and comparisons with various stock market indices; costs, reductions in costs and cost control measures; working capital; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease.
“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c)

in recognition of any other item or event as may be deemed appropriate by the Committee in its discretion.
“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.
“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.
“Plan” shall mean this Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan.
“Prior Plan” shall mean the Company’s Amended and Restated 2015 Equity Incentive Plan.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include the Staff thereof.
“Shares” shall mean the common stock of the Company, par value $0.00001 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.
Section 3.Administration.
(a)The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.
(b)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.
(c)The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.
(d)No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).
(e)The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.
Section 4.Shares Available for Awards.
(a)Shares Available.
(i)Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan on or following the Effective Date shall in the aggregate not exceed, at any time, the sum of (A) 8,000,000 Shares, (B) any Shares that remain available for issuance under the Prior Plan as of the Effective Date, and (C) any Shares that again become available for Awards under this Plan or the Prior Plan in accordance with Section 4(a)(ii) of this Plan or the Prior Plan, as applicable. Subject to adjustment as provided in Section 4(b), on or following the Effective Date the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the sum of (x) 8,000,000 Shares plus (y) any Shares that remain available for issuance under the Prior Plan as of the Effective Date (the “ISO Limit”). Subject in each instance to adjustment as provided in Section 4(b), (1) the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 1,000,000 Shares, and (2) notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $950,000 (the “Director Compensation Limit”).
(ii)Shares covered by an Award granted under the Plan shall not be counted as issued under the Plan unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired, lapsed, or have been forfeited or cancelled, have been exchanged or settled in cash of the benefit provided by any Award, or have been surrendered, repurchased or canceled in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted pursuant to Section 11(c) hereof) paid by the Participant for such Shares, and any such Shares will be available for issue hereunder.
(iii)For the avoidance of doubt, the following Shares shall again be made available for delivery to Participants under the Plan: (A) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award, including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation, and (B) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.
(b)Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, amalgamation, liquidation, dissolution, Change in Control, exchange or other disposition of all or substantially all of the assets of the Company, sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, other corporate transaction or event, or other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any applicable laws or accounting principles, affects the Shares, then the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken in connection with the occurrence of such transaction or event (any action to give effect to a change in applicable law or accounting principles may be made within a reasonable period of time after such change) is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in applicable laws or accounting principles:
(i)To make adjustments to: (A) the number and type of Shares or other securities of the Company (or number and type of other securities or property) with respect to which Awards may be granted, (B) the number and type of Shares or other securities of the Company (or number and type of other securities or property) subject to outstanding Awards, and (C) the terms and conditions of (including the grant or exercise price and/or applicable performance goals), and the criteria included in, outstanding Awards or, if deemed appropriate, make provisions for the grant of a new Award or a cash payment or other consideration to the holder of an outstanding Award in consideration for the cancellation of such Award with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable (provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Committee takes action under this clause (C)); provided, that, the Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the ISO Limit will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify;
(ii)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee;
(iv)To replace such Award with other rights or property selected by the Administrator; and/or
(v)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
Section 5.
(a)Substitute Awards.
(i)Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition.
(ii)In the event that an entity acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees, consultants or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. In furtherance of the foregoing, the shares assumed by the Company under the Caesars Entertainment Corporation 2017 Performance Incentive Plan (the “Legacy Caesars Shares,” and such plan, the “2017 PIP”), including all shares available for issuance under the 2017 PIP as of immediately following the closing of the Company’s merger with Caesars Entertainment Corporation (the “Closing”) as well as any shares subject to outstanding awards as of the Closing that would otherwise become available for issuance under the 2017 PIP after the Closing in accordance with the terms of the 2017 PIP (in each case after appropriate adjustment of the number of shares to reflect the transaction), may be used for awards under the Plan in accordance with this Section 5(a)(ii) and shall not reduce the Shares authorized for grant under the Plan. Notwithstanding anything to the contrary contained herein, awards under the Plan with respect to the Legacy Caesars Shares may not be granted (A) to individuals who were employed by or providing services to the Company or any subsidiary of the Company immediately prior to the Closing, (B) following the expiration of the 2017 PIP, or (C) in any other manner that would violate the exception under Nasdaq Stock Market Rule 5635(c)(3) relied upon by the Company in connection with the assumption of the Legacy Caesars Shares and the reservation of such Legacy Caesars Shares for issuance under this Plan. Shares subject to awards granted with respect to the Legacy Caesars Shares shall be counted against the total number of Legacy Caesars Shares issuable pursuant to awards under the Plan pursuant to this Section 5(a)(ii) as one share for every share subject thereto, and any Incentive Stock Options granted from the Legacy Caesars Shares shall reduce the ISO Limit.
(iii)Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the ISO Limit. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in the first sentence of Section 4(a)(i) of the Plan.
(b)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, Shares purchased on the open market or of treasury Shares.
Section 6.Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant. For purposes of the Plan, a “consultant” means any consultant or advisor, engaged by the Company or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.
Section 7.Stock Options.
(a)Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.
(b)Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.
(c)Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)Payment.
(i)No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for a period of time necessary to comply with Company policy or applicable accounting principles), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, (x) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (y) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Committee, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.
(ii)Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
Section 8.Stock Appreciation Rights.
(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.
(b)Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
Section 9.Restricted Stock and Restricted Stock Units.
(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted

Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.
(b)Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.
(c)Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash or Shares, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Notwithstanding anything to the contrary herein, with respect to any Shares of Restricted Stock, dividends which are paid to holders of common stock of the Company prior to vesting shall only be paid out to a Participant holding such Shares of Restricted Stock to the extent that the vesting conditions are subsequently satisfied. Shares of Restricted Stock may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law. No dividend equivalents shall be granted or paid with respect to Restricted Stock Units.
Section 10.Performance Awards.
(a)Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
(b)Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.
(c)Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 11.Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.
Section 12.Amendment and Termination.
(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would increase the Director Compensation Limit, or (ii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.
(b)Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.
(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee will make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which adjustments may include (if applicable) adjusting the number and type of securities subject to each outstanding Award, adjusting the Award’s exercise price, grant price and/or applicable performance goals, granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 11(c) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.
(d)Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or grant price per share of Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price per share, as applicable, that is less than the exercise price per share of the original Options or grant price per share of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.
Section 13.Change in Control.
In the event of a Change in Control, unless otherwise determined by the Committee or set forth in an applicable Award Agreement, the following acceleration, exercisability and valuation provisions will apply:
(a)Except to the extent that an award meeting the requirements of Section 12(c) hereof (a “Replacement Award”) is provided to a Participant in respect of such Participant’s outstanding Awards to replace or adjust such outstanding Awards (each, a “Replaced Award”), upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting) (any Awards that become vested as a result of the foregoing or pursuant to the terms of the applicable Award Agreement, “CIC Vested Awards”).
(b)With respect to any CIC Vested Awards, such awards may be cancelled or converted in connection with the Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such CIC Vested Awards, if any, as determined by the Committee (which, if applicable, shall be based upon the price per Share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Share(s) subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Committee takes action under this clause (b).

(c)An award meets the conditions of this Section 12(c) (and hence qualifies as a “Replacement Award”) only if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(c) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv) (B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.
(d)Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).
(e)Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.
Section 14.Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
Section 15.Detrimental Activity and Recapture Provisions. Awards under the Plan shall be subject to the Policy for Recovery of Erroneously Awarded Compensation, effective as of December 1, 2023,as such policy may be amended from time to time. Further, any Award may be subject to cancellation or forfeiture, or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such other terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. Further, notwithstanding anything in the Plan to the contrary, any Award may also be subject to cancellation, or forfeiture or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded.
Section 16.General Provisions.
(a)Nontransferability.
(i)Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.
(ii)No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value or consideration, except as required by applicable law.
(iii)Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren, or trusts in which these persons have more than fifty percent of the beneficial interest, or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction included in the applicable Award Agreement.
(b)Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or a Performance Award, may provide the Participant with dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that dividend equivalents with respect to such Award shall not be paid out to a Participant unless and until the underlying Award vests.
(c)No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).
(d)Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)Withholding.
(i)A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by (A) delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for a period of time necessary to comply with Company policy or applicable accounting principles) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or Stock Appreciation Right (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability or (B) subject to any Company insider trading policy (including blackout periods), through (x) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (y) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee.
(f)Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
(g)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(h)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.
(i)No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.
(j)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, applied without giving effect to its conflict of laws principles.
(k)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l)Other Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to applicable laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.
(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o)Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. However, in no event shall the Company or any of its Affiliates be liable for any failure to comply with such requirements.
(p)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(q)Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
(r)Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Committee has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
(s)Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with the Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the

Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 15(s) in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 15(s), the Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
Section 17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, or are exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.
(d)Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
Section 18.Term of the Plan.
(a)Effective Date. The Plan shall be effective subject to, and as of the date of, its approval by the stockholders of the Company (such date, the “Effective Date”). Subject to approval of the Plan by the stockholders of the Company, no new awards will be granted under the Prior Plan on or following the Effective Date, except that outstanding awards previously granted under the Prior Plan shall continue unaffected and shall continue to be governed by the terms of the Prior Plan.
(b)Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the Effective Date.
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